Exhibit 10.23

BREITBURN ENERGY PARTNERS L.P.
2006 LONG-TERM INCENTIVE PLAN
RESTRICTED PHANTOM UNIT AGREEMENT
(For Directors)

Pursuant to this Restricted Phantom Unit Agreement (the “Agreement”), BreitBurn GP, LLC (the “Company”), as the general partner of BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), hereby grants to [Name] (the “Participant”) the following award of Restricted Phantom Units (“RPUs”), pursuant and subject to the terms and conditions of this Agreement and the Partnership’s First Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Each RPU shall constitute a Phantom Unit under the terms of the Plan and is hereby granted in tandem with a corresponding DER, as further detailed in Section 3 below. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:

Number of RPUs: [Number]

Grant Date: [Date]

Vesting of RPUs: One–third of the RPUs (rounded down to the next whole number of units, except in the case of the final vesting date) shall vest on each of January 1, [year], January 1, [year] and January 1, [year] (each, a “Vesting Date”), subject to the Participant’s continued service as aDirector through each such date. In addition, the RPUs shall be subject to accelerated vesting as set forth in Section 4 below.

Termination of RPUs: In the event of the Participant’s “separation from service” from the Company, within the meaning of Code Section 409A(a)(2)(A)(i) (“Separation from Service”) for any reason other than those set forth in Section 4 of the “Terms and Conditions of Restricted Phantom Units,” all RPUs that have not vested prior to or in connection with such Separation from Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.

Payment of RPUs: Vested RPUs shall be paid to the Participant in the form of Units as set forth in Section 5 below.

DERs: Each RPU granted under this Agreement shall be issued in tandem with a corresponding DER, which shall entitle the Participant to receive payments in an amount equal to Partnership distributions in accordance with Section 3 of this Agreement.

TERMS AND CONDITIONS OF RESTRICTED PHANTOM UNITS

1.           Grant. The Partnership hereby grants to the Participant, as of the Grant Date, an award of [Number] RPUs, subject to all of the terms and conditions contained in this Agreement and the Plan.

2.           RPUs. Subject to Section 4 below, each RPU that vests shall represent the right to receive payment, in accordance with Section 5 below, in the form of one Unit. Unless and until an RPU vests, the Participant will have no right to payment in respect of any such RPU. Prior to actual payment in respect of any vested RPU, such RPU will represent an unsecured obligation of the Partnership, payable (if at all) only from the general assets of the Partnership.

3.           Grant of Tandem DER. Each RPU granted hereunder is hereby granted in tandem with a corresponding DER, which DER shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RPU to which it corresponds. Pursuant to each DER, the Participant shall be entitled to receive payments in an amount equal to any distributions made by the Partnership in respect of the underlying Unit, if any, payable in the same form and amounts as distributions paid to the holders of Units, so long as such DER is outstanding as of the record date set by the Board of Directors of the Company for such distribution to be paid to the holders of Units. Such payments shall be made no later than 15 days after the date of any applicable distribution paid to the holders of Units by the Partnership, but in no event later than the last day of the applicable two and one-half (2-1/2) month “short-term deferral” period with respect to such DER payment, within the meaning of Treasury Regulation Section 1.409A-1(b)(4). DERs shall not entitle the Participant to any payments relating to distributions occurring after the earlier to occur of the applicable RPU payment date or the forfeiture of the RPU underlying such DER. The DERs and any amounts that may become distributable in respect thereof shall be treated separately from the RPUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.

4.           Vesting and Termination.

(a)         General. The RPUs shall vest in such amounts and at such times as are set forth in the Grant Notice above, provided, that the RPUs shall vest in full upon any earlier occurrence of (a) the Participant’s Separation from Service due to the Participant’s death or a disability that would entitle the Participant to benefits under the Company’s (or an Affiliate’s) long-term disability plan, if the Participant were eligible to participate in such plan, or (b) a Change of Control and, in any case, shall be subject to the payment provisions contained in Section 5 below.

No portion of the RPUs which has not become vested at the date of the Participant’s Separation from Service shall thereafter become vested. In the event of the Participant’s Separation from Service for any reason other than as set forth in (a) and (b) of this Section, all RPUs that have not vested prior to or in connection with such Separation from Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.

(b)           Change of Control Definition.  “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)           any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate of the Company, shall become the beneficial owner, directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests or of a controlling interest in BreitBurn Management Company, LLC, the Company or the Partnership;

(ii)           the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii)         the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company;

(iv)          a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership; or

(v)          any time at which individuals who, as of the Grant Date, constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Partnership’s unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as the result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

5.          Payment of RPUs; Issuance of Units.

  (a)          General. Unpaid, vested RPUs shall be paid to the Participant in the form of Units in a lump-sum during the sixty-day period commencing with the earliest to occur of the following dates (the “Payment Date”): (i) the applicable Vesting Date specified in the Grant Notice; or (ii) subject to Section 5(b) below, the date of Participant’s Separation from Service. Payments of any RPUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in whole Units in accordance with this Section 5.

  (b)          Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts payable under this Agreement shall be paid to the Participant during the six-month period following the Participant’s Separation from Service to the extent that the Company reasonably determines that paying such amounts prior to the expiration of such six-month period would result in a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of the applicable six-month period (or such earlier date upon which such amounts can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), such amounts shall be paid to the Participant.

6.          Tax Withholding. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the RPUs. Without limiting the generality of Section 8(b) of the Plan, to the extent that such obligation arises at the time that the RPUs are paid to the Participant in Units, the Company and/or its Affiliates may withhold Units otherwise issuable in respect of such RPUs having a Fair Market Value equal to the sums required to be withheld in satisfaction of the foregoing requirement. Notwithstanding any other provision of the Plan or this Agreement, the number of Units which may be so withheld in order to satisfy the Participant’s income and payroll tax liabilities with respect to the issuance, vesting or payment of the RPUs shall be limited to the number of Units which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income and payroll tax purposes that are applicable to such supplemental taxable income.

7.          Rights as Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.

8.          Non-Transferability. RPUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the RPUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9.          Distribution of Units. The Units issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, that certificates may be issued representing such Units at the request of the Participant and in accordance with the Partnership’s governing documents, as amended and supplemented from time to time. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of Units unless such Units issuable upon such payment are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such Units are not then so registered, the Company has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Partnership shall not be required to issue or deliver any Units (whether in certificated or book-entry form) pursuant to this Agreement unless (i) such issuance and delivery are in compliance with all applicable laws and regulations and, if applicable, the requirements of any exchange on which the Units are listed or traded, and (ii) any consent or approval of any governmental or regulatory authority necessary or desirable as a condition to such issuance and delivery to the Participant (or his or her estate) has been obtained. Any certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with federal, state or local securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Units are listed, quoted or traded. The Company may place legends on any certificate to reference restrictions applicable to the Units. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company shall have the right to require the Participant to comply with any timing or other restrictions with respect to the settlement of any RPUs pursuant to this Agreement, including a window-period limitation, as may be imposed in its discretion. No fractional Units shall be issued or delivered pursuant to the RPUs.

10.        Partnership Agreement. Units issued upon payment of the RPUs shall be subject to the terms of the Plan and the terms of the Partnership Agreement. Upon the issuance of Units to the Participant, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement.

11.        No Effect on Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to serve or continue to serve as a Director.

12.        Severability. If any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

13.        Tax Consultation. None of the Partnership, the Company or any of their Affiliates has made any warranty or representation to Participant with respect to the income tax consequences of the issuance of the RPUs, the Units or the transactions contemplated by this Agreement, and Participant is in no manner relying on such entities or their representatives for an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RPUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the RPUs and that the Participant is not relying on the Partnership for tax advice.

14.        Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.

15.        Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RPUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16.        Code Section 409A. The RPUs and the amounts payable under this Agreement may constitute or provide for “nonqualified deferred compensation” which is intended to comply with the requirements of Code Section 409A. To the extent that the Committee determines that any RPUs or any amounts payable under this Agreement may not be compliant with Code Section 409A, the Committee and the Participant shall cooperate and work together in good faith to timely amend this Agreement in a manner intended to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as they deem necessary or appropriate to (a) exempt the RPUs from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the RPUs, or (b) comply with the requirements of Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Code Section 409A.

17.        Adjustments. The Participant acknowledges that the RPUs are subject to modification and termination in certain events as provided in this Agreement and Section 7 of the Plan.

18.        Successors and Assigns. The Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Partnership. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

19.        Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

20.        Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

[Signature page follows]

The Participant’s signature below indicates the Participant’s agreement with and understanding that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control, except with respect to the definition of “Change of Control” contained in this Agreement, which definition shall control over the one in the Plan.  The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of RPUs.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

PARTICIPANT:
Name

BREITBURN GP, LLC

By:
Name:
Title: